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                                 Exhibit 3(b)

                         Consent of Independent Auditors


The Board of Directors
GE Capital Life Assurance Company of New York:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                                        /s/ KPMG

Richmond, VA
July 20, 2000